GUSTAVSON ASSOCIATES, LLC
274 Union Boulevard, Suite 450
Lakewood, Colorado 80228 USA

CONSENT OF EXPERT
FILED BY SEDAR

November 12, 2010

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission
United States Securities and Exchange Commission

Re: Midway Gold Corp. (the "**Company**") filing of a prospectus supplement dated November 12, 2010 (the "**Prospectus Supplement**")

We refer to our report entitled "NI 43-101 Preliminary Economic Assessment of the Pan Gold Project, White Pine County, Nevada" dated July 20, 2010 (the "**Report**") as referenced in the Prospectus Supplement and documents incorporated by reference therein.

This letter is being filed as our consent to the use of our firm name and the Report in the Prospectus Supplement and in documents incorporated by reference therein.

We confirm that we have read the Prospectus Supplement and we have no reason to believe that there are any misrepresentations that are derived from the Report referred to above or that are within our knowledge as a result of the services we performed in connection with such Report.

We hereby consent to the use of our name and the incorporation by reference of the Report in the Company's Registration Statement on Form S-3 (File No. 333-165842), effective May 6, 2010, and in the related prospectus supplement, filed with United States Securities and Exchange Commission on November 12, 2010, and the documents incorporated by reference therein.

[*Signature page follows*]

Yours truly,

GUSTAVSON ASSOCIATES, LLC

Per: William J Crowl
William J. Crowl, R.G.
Vice President, Mining Sector